Marathon Patent Group Announces Name Change and New Stock Symbol

Alexandria VA--(Marketwire – Feb 20, 2013)-(OTCBB: MARA) Marathon Patent announced the results of their shareholder meeting held February 15, 2013.  A majority of the Company’s Shareholders approved the name change to Marathon Patent Group, Inc.  As a result of the name change, FINRA has approved a change of the Company’s stock ticker symbol.  Effective Thursday February 21st, the Company’s common stock will commence trading on the OTC under the symbol MARA.  Both the name change and new symbol will better reflect the Company’s strategic direction.

About Marathon Patent Group

Marathon Marathon Patent Group is an intellectual property (“IP”) company that serves patent owners ranging from individual inventors to Fortune 500 corporations. Our IP services team devises strategies that allow our clients to maximize the value of their IP assets.  In addition to generating revenues through IP consulting engagements, Marathon also partners with inventors and patent owners to monetize patent portfolios through IP licensing campaigns. Our objective is to provide a focused and comprehensive set of IP services that range from analysis of existing IP assets, idea creation, development, prosecution, commercialization, licensing and enforcement.

FORWARD LOOKING STATEMENTS

This release contains certain “forward-looking statements” relating to the business of MARA, which can be identified by the use of forward-looking terminology such as “estimates,” “believes,” “anticipates,” “intends,” expects” and similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on MARA’s current expectations and beliefs concerning future developments and their potential effects on MARA. There can be no assurance that future developments affecting MARA will be those anticipated by MARA. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. MARA undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Marathon Patent Group
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